UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

Mondelēz International, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 943-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 1, 2012, Mondelēz International, Inc. (“Mondelēz International”, formerly Kraft Foods Inc.) completed the spin-off (the “Spin-Off”) of our North American grocery business, Kraft Foods Group, Inc. (“KFG”), through a pro rata distribution of all outstanding shares of KFG common stock we owned to our shareholders of record as of the close of business on September 19, 2012 (the “Record Date”). See our Current Report on Form 8-K filed earlier on October 5, 2012 for additional information on the Spin-Off and related events, including unaudited pro forma financial information in compliance with Article 11 of Regulation S-X.

Following the Spin-Off, we do not beneficially own any shares of KFG common stock and we will no longer consolidate KFG within our financial results. Enclosed within Exhibit 99.1, our unaudited non-GAAP financial information reflects the removal of the KFG discontinued operation historical results in the periods presented and other adjustments to provide a historical baseline of our standalone operating results from continuing operations on an adjusted pro forma basis.

We use certain non-GAAP financial information to evaluate our performance. We have disclosed non-GAAP financial information in our past quarterly and annual reports so that you have the same financial data that we use to make comparisons with our historical operating results and analyze our underlying performance.

We believe that the presentation of the enclosed non-GAAP financial information, Adjusted Pro Forma Mondelēz International Continuing Operations, when considered together with our U.S. GAAP financial results, provides you with additional information to evaluate the factors and trends affecting our underlying business. Our use of non-GAAP financial information is not meant to be considered in isolation or as a substitute for our U.S. GAAP financial results. A limitation of the non-GAAP financial information is it may exclude items which have an impact on U.S. GAAP reported results. The best way this limitation can be addressed is by evaluating our non-GAAP financial information in combination with our U.S. GAAP reported results and carefully evaluating each reconciling adjustment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Unaudited non-GAAP Financial Information for standalone Mondelēz International, Inc. and accompanying notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

Date: October 5, 2012	By:	/S/ KIM HARRIS JONES
Kim Harris Jones
Senior Vice President and Corporate Controller

3